Exhibit 10.10

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made and entered into as of April 11, 2023, by and among Janover, Inc., a Delaware corporation (the “Company”), and Sachem Capital Corp., a New York corporation (the “Investor” and together with the Company, the “Parties” and individually, a “Party”).

WHEREAS, the Company has authorized the issuance by the Company of up to 1,000 shares of Series B Convertible Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”), with the rights, preferences, powers, restrictions, and limitations set forth in the certificate of designation of the Company in the form attached hereto as Exhibit A (the “Certificate of Designation”); and

WHEREAS, the Company wishes to sell to the Investor, and the Investor wishes to purchase from the Company, the Shares, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions.

The following terms have the meanings specified or referred to in this Section 1:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks located in New York are authorized or required by Law to be closed for business.

“Certificate of Designation” has the meaning set forth in the recitals.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Common Stock” has the meaning set forth in Section 4.3(a).

“Company” has the meaning set forth in the preamble.

“Confidential Information” has the meaning set forth in Section 8.1.

“Conversion Shares” means the shares of Common Stock issuable upon the conversion of the Shares.

“Dollars or $” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Governmental Authority” means any federal, state, local, or foreign government, or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.

“Investor” has the meaning set forth in the preamble.

“Knowledge of the Company or the Company’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of the Company, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.

“Material Adverse Effect” means any event, occurrence, fact, condition, or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, conditions (financial or otherwise), or assets of the Company.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.09(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Public Offering” has the means set forth in Section 7.1.

“Preferred Stock” has the meaning set forth in the recitals.

“Purchase Price” has the meaning set forth in Section 2.1.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

“Securities” means the Shares and the Conversion Shares.

“Series B Preferred Stock” has the meaning set forth in the recitals.

“Shares” has the meaning set forth in Section 2.1.

“Transaction Documents” means this Agreement, the Certificate of Designation and the other agreements and certificates to be delivered by the Parties pursuant to this Agreement.

2.            Agreement To Sell And Purchase.

2.1           Purchase and Sale. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Company hereby agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, an aggregate of one thousand (1,000) shares (the “Shares”) of Series B Preferred Stock for a purchase price of One Thousand Dollars ($1,000) per Share, or an aggregate of One Million Dollars ($1,000,000) (“Purchase Price”).

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3.          Closing, Delivery And Payment.

3.1           Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at 10:00 a.m., Eastern Time, no later than two Business Days after the last of the conditions to Closing set forth in Section 6 have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), remotely by electronic mail and/or facsimile/at the offices of Carmel, Milazzo & Feil, LLP in New York, New York, or at such other time or on such other date or at such other place or such other method as the Company and Investor may mutually agree upon orally or in writing (such date of closing is hereinafter referred to as the “Closing Date”).

3.2           Transactions Effected at the Closing.

(a)           At the Closing, Investor shall deliver to the Company:

(i)          The Purchase Price by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to Investor; and

(ii)         The Transaction Documents and all other agreements, documents, instruments, or certificates required to be delivered by Investor at or prior to the Closing pursuant to Section 6.1 of this Agreement.

(b)           At the Closing, the Company shall deliver to the Investor:

(i)          A book entry statement the Shares (or a stock certificate upon the prior request of the Investor); and

(ii)        the Transaction Documents and all other agreements, documents, instruments, or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 6.2 of this Agreement.

3.3           Use of Proceeds. The proceeds from the issuance of the Shares shall be used by the Company for working capital and general corporate purposes.

4.            Representations and Warranties of The Company.

The Company hereby represents and warrants to the Investor as of the date of this Agreement as set forth below.

4.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver the Transaction Documents, to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of the Transaction Documents, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect on the Company or its business.

4.2           Indebtedness. Company is not currently, directly or indirectly, liable for any indebtedness in excess of $200,000 or that is outside the ordinary course of Company’s business. Company further represents and warrants that, so long as any such Series B Preferred Stock be outstanding, or until the completion of an initial public offering of the Company’s securities (an “IPO”), Company shall not, directly or indirectly create, issue, incur, assume, become liable in respect of or suffer to exist any indebtedness, in excess of $200,000 or that is outside the ordinary course of Company’s business without the prior written consent of holders of not less than two-thirds of the then total outstanding Shares of Series B Preferred Stock (a “Supermajority Interest”), voting separately as a single class with one vote per Share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such holders, and any other applicable stockholder approval requirements required by law; provided, however, that the foregoing shall not apply to (i) the issuance or existence of any indebtedness related to the Company's outstanding SAFEs, which the Company believes to be equity instruments but may be accounted for as debt instruments, (ii) any accounts payable or accrued expenses arising in the ordinary course of the Company's business, including, without limitation, attorneys' fees and other professional fees, or (iii) any other indebtedness for which the Company obtains the prior written consent of the required parties, which consent shall not be unreasonably withheld.

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4.3           Subsidiaries. The Company does not have any subsidiaries.

4.4           Capitalization; Voting Rights.

(a)           The authorized capital stock of the Company as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement consists of (A) 100,000,000 shares of common stock, par value $0.00001 per share (“Common Stock”), of which 48,091,047 are issued and outstanding; (B) 10,000,000 shares of “blank check” preferred stock, par value $0.00001 per share (the “Preferred Stock”), of which (i) 10,000 shares have been designated as Series A Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”), of which all shares are issued and outstanding and held by Blake Janover, the Company’s Chief Executive Officer and Chairman of the Board and (ii) 1,000 shares of Series B Preferred Stock, all of which all shares will be issued and outstanding and held by the Investor as of the Closing Date. Under the Company’s 2021 Equity Incentive Plan, (i) 2,879,500 options to purchase shares of Common Stock have been granted, and (ii) 1,620,500 shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company.

(b)           All issued and outstanding shares of the Company’s Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(c)           The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate of Designation. The Conversion Shares have been duly and validly reserved for issuance upon the conversion of the Shares pursuant to the terms and conditions of the Certificate of Designation. When issued in compliance with the provisions of this Agreement and the Certificate of Designation, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances of the Company; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

4.5           No Conflicts; Consents. The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws, or other organizational documents of the Company; (b) conflict with or result in a violation or breach of any provision of any law or regulation applicable to the Company; (c) require the consent or waiver of, notice to, or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any contract to which the Company is a party or by which the Company is bound or to which any of its properties and assets are subject or any Permit affecting the properties, assets, or business of the Company; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company.

4.6           Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate of Designation has been taken. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) the discretion of courts of equity.

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4.7           Intellectual Property.

(a)           The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others.

(b)           The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

4.8           Compliance with Other Instruments. The Company is not in violation or default of any term of its charter documents, each as amended, or of any provision of any mortgage, indenture, contract, lease, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a Material Adverse Effect on the Company.

4.9           Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened against the Company that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company or that questions the validity of this Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

4.10         Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s Knowledge, threatened with respect to the Company. To the Company’s Knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s Knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred.

4.11         Compliance with Laws; Permits. To the Company’s Knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No Governmental Orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Shares or the Conversion Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, assets, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

4.12         Environmental and Safety Laws. To its Knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

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4.13         Offering Valid. Assuming the accuracy of the representations and warranties of the Investor contained herein hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the applicable state blue sky securities regulations. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

4.14         Full Disclosure. The Company has provided the Investor with all information reasonably requested by the Investor in connection with their decision to purchase the Shares. Neither this Agreement, nor the exhibits hereto contain any untrue statement of a material fact nor, to the Company’s Knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

5.            Representations and Warranties of Investor.

The Investor hereby represents and warrants to the Company as follows:

5.1           Requisite Power and Authority. The Investor has all necessary corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All action on the Investor’s part required for the lawful execution and delivery of the Transaction Documents has been taken. Upon the Investor’s execution and delivery of the Agreement, this agreement will be a valid and binding obligation of the Investor, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) the discretion of courts of equity.

5.2           Investor Bears Economic Risk. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Investor can bear the economic risk of this investment indefinitely. The Investor understands that the Company is not obligated to register Shares. Other than pursuant to Section 7 hereto, the Company does not have any obligation to register the Conversion Shares.

5.3           Investment Purpose. The Investor is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Investor acknowledges that the Shares and Conversion Shares are not registered under the Securities Act or any state securities laws, and that the Shares or the Conversion Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

5.4           Investor Status. At the time the Investor was offered the Shares, it was, and as of the date hereof it is, and on each date on which it converts the Shares, will be an “accredited investor” as defined in Rule 501 under the Securities Act.

5.5            Experience of Investor. The Investor, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

5.6            General Solicitation. The Investor is not, to such Investor’s knowledge, purchasing the Shares because of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Investor, any other general solicitation or general advertisement.

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5.7           Access to Information. The Such Investor acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

5.8           Rule 144. Investor acknowledges and agrees that the Shares, and, if issued, the Conversion Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Investor has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

5.9           Residence. The current executive offices of the Investor are located at the address or addresses of Investor set forth on the signature page hereto.

6.            Conditions To Closing.

6.1           Conditions to Obligations of the Investor. The obligations of Investor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment Investor’s waiver, at or prior to the Closing, of each of the following conditions:

(a)           The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)           All approvals, consents, filings, and waivers, if any, shall have been received, and executed counterparts thereof shall have been delivered to Investor at or prior to the Closing.

(c)           This Agreement and each of the other Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Investor.

(d)           Investor shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying:

(i)         that attached thereto are true and complete copies of all resolutions and other consents adopted by the board of directors and stockholders of the Company authorizing and approving the execution, delivery, filing, and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions and consents are in full force and effect as of the Closing and are all the resolutions and consents adopted in connection with the transactions contemplated hereby and thereby;

(ii)        that attached thereto are true and complete copies of the certificate of incorporation and by-laws of the Company and that such organizational documents are in full force and effect as of the Closing; and

(iii)       the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents, and the other documents to be delivered hereunder and thereunder.

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(e)           The Company shall have duly adopted the Certificate of Designation, which shall have been filed with the Secretary of State of Delaware and become effective under the Delaware General Corporation Law on or prior to the Closing and which shall remain in full force and effect as of the Closing, and Investor shall have received a certificate of the Secretary of State of Delaware certifying that the Certificate of Designation has been filed and is effective.

(f)            The Company shall have delivered to Investor a good standing certificate (or its equivalent) for the Company from the secretary of state of the State of Delaware.

6.2           Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a)            The representations and warranties in Section 5 made by the Investor shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)           All approvals, consents, and waivers, if any, shall have been received, and executed counterparts thereof shall have been delivered to the Company at or prior to the Closing.

(c)            This Agreement and each of the other Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to the Company.

(d)            The Company shall, prior to Closing, have provided to the Investor complete audited financial statements as of the end of 2022; a current and valid Delaware Certificate of Good Standing; Articles of Incorporation and Bylaws; and, current Organizational Chart.

(e)            Investor shall have delivered to the Company cash in an amount equal to the Purchase Price by wire transfer in immediately available funds, to an account or accounts designated in writing by the Company to Investor.

7.            Registration Rights.

7.1           Piggyback Registration Rights. Absent express consent from Investor, Company shall not include the Conversion Shares for resale by the Investor in the Company’s registration statement (the “Registration Statement”) in connection with the Company’s proposed firm commitment underwritten public offering of shares of Common Stock under the Securities Act (the “Public Offering”), subject to any limitation imposed by the SEC.

7.2           No Further Obligation. Except as otherwise provided in this Section 7, the Company shall not have any other obligation to register the Conversion Shares.

7.3           Expenses. The Company shall bear all expenses in connection with the registration of the Conversion Shares in the Registration Statement.

7.4           Cooperation. The Investor shall use its best efforts to cooperate with the Company and managing underwriter in connection with the registration of the Conversion Shares, including, promptly providing the Company and managing underwriter with all of the reasonably requested information.

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8.            Confidentiality.

8.1           Confidential Information. “Confidential Information” means all non-public or proprietary information treated as confidential by the Company, whether disclosed orally or disclosed or accessed in written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as “confidential,” including but not limited to all: (a) information concerning the Company’s past, present, and future business affairs including finances and forecasts, and sales; and (b) all notes, analyses, compilations, reports, forecasts, studies, samples, data, statistics, summaries, interpretations and other materials (“Notes”) prepared by Company or its Representatives that contain, reflect, or are derived from, in whole or in part, any of the foregoing. Except as required by applicable federal, state, or local law or regulation, Confidential Information shall not include information that, at the time of disclosure: (i) is, or thereafter becomes, generally available to and known by the public other than as a result of, directly or indirectly, any breach of this Section 8 by the Investor or any of its Representatives; (ii) is, or thereafter becomes, available to the Investor on a non-confidential basis from a third-party source, provided that such third party was not prohibited from disclosing such Confidential Information; (iii) was known by or in the possession of the Investor or its Representatives before being disclosed by or on behalf of the Company; or (iv) was or is independently developed by the Investor without reference to or use, in whole or in part, of any of the Company’s Confidential Information.

8.2           Receiving Party Obligations. The Investor acknowledges that it may gain access to or become familiar with the Company’s Confidential Information. Except as set out in Section , the Investor as the receiving Party of the Company’s Confidential Information, shall:

(a)           protect and safeguard the confidentiality of the Confidential Information with at least the same degree of care as the Investor would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care;

(b)           not use the Confidential Information, or permit it to be accessed or used, for any purpose other than to make an investment decision under this Agreement and perform its obligations under this Agreement;

(c)           not disclose any such Confidential Information to any person or entity, except to the Investors Representatives who (i) need to know the Confidential Information to assist the Investor in making an investment decision under this Agreement, or act on its behalf, to exercise its rights or perform its obligations under this Agreement; (ii) are informed by the Investor of the confidential nature of the Confidential Information; and (iii) are subject to confidentiality duties or obligations to the Investor that are no less restrictive than the terms and conditions of this Agreement; and

(d)           be responsible for any breach of this Section 8 caused by any of its Representatives.

8.3           Required Disclosure. The Investor may disclose the Confidential Information under applicable federal, state, or local law, regulation or a valid order issued by a court or governmental agency of competent jurisdiction (a “Legal Order”), provided that the Investor shall first provide the Company with:

(a)          prompt written notice of such requirement so that the Company may seek, at its sole cost and expense, a protective order or other remedy; and

(b)           reasonable assistance, at the Company’s sole cost and expense, in opposing such disclosure or seeking a protective order or other limitations on disclosure.

8.4           Return or Destruction of Confidential Information. At any time during or after the term of this Agreement, at the Company’s request, the Investor shall promptly return and shall require its Representatives to return to the Company all copies, whether in written, electronic, or other form or media, of the Confidential Information, or destroy all such copies and certify in writing to the Company that such Confidential Information has been destroyed. Notwithstanding the foregoing, the Investor may retain any copies of Confidential Information, regardless of whether such copies are in original form:

(a)            included in any materials that document a decision to terminate this Agreement with the Company, or otherwise to cease communications with the Company;

(b)           as may be required to comply with the Investor’s internal record-keeping policies or any applicable federal, state or local law, regulation, or regulatory authority to which it is subject; or

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(c)            that are maintained as archive copies on the Investors’ disaster recovery and/or information technology backup systems. Such copies will be destroyed on the normal expiration of the Investor’s backup files.

(d)           The Investor shall continue to be bound by the terms and conditions of Section 8 regarding any such Confidential Information retained in accordance with this Section 8.4.

9.            Miscellaneous.

9.1           Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

9.2           Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including any non-binding term sheet or letter of intent. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits, and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

9.3           Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

9.4           No Third-Party Beneficiaries. Except as explicitly provided herein, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, expressed or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

9.5           Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

9.6           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

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(b)          ANY LEGAL SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA IN EACH CASE LOCATED IN THE CITY OF BOCA RATON AND COUNTY OF PALM BEACH AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE, OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION, OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION, OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.7           Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

9.8           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

9.9           Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Certificate of Designation, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement, or under the Certificate of Designation or any waiver on such party’s part of any provisions or conditions of this Agreement or the Certificate of Designation must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement and the Certificate of Designation, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

9.10         Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Investor at the address set forth on the signature page hereof or at such other address or electronic mail address as the Company or Investor may designate by 10 days’ advance written notice to the other parties hereto.

9.11         Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

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9.12         Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted based upon or arising out of this Agreement or the matters contemplated herein or any other matter relating to the equity interests of the investors in the Company (whether based on breach of contract, tort, breach of duty or any other theory), the prevailing party shall recover all of such party’s costs (including, but not limited to expert witness costs) and reasonable attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

9.13         Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.14         Broker’s Fees. Other than EF Hutton, division of Benchmark Securities, LLC, each Party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such Party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each Party further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 9.14 being untrue.

9.15         Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the Parties hereto may require.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have each executed this Securities Purchase Agreement as of the date set forth above.

JANOVER INC.

By:	/s/ Blake Janover
Name:	Blake Janover
Title:	Chief Executive Officer

Investor:

SACHEM CAPITAL CORP.

By:	/s/ John L. Villano
Name:	John L. Villano
Title:	Chief Executive Officer

Notices to Company to be sent to:

Janover, Inc.
6401 Congress Avenue, Suite 250
Boca Raton, FL 33487
Attn: Blake Janover, CEO
Email: blake@janover.co

With a copy to (which shall not constitute notice):

Ross D. Carmel, Esq.
Carmel Milazzo & Feil LLP
55 West 39th Street, 4th Floor
New York, NY 10018
Email: rcarmel@cmfllp.com

Notices to Investor to be sent to:

Sachem Capital Corp.
568 East Main Street
Branford, CT 06405
Attn: John L. Villano, CEO
Email: jlv@sachemcapitalcorp.com

Exhibit A

CERTIFICATE OF DESIGNATION

CERTIFICATE OF DESIGNATION OF

SERIES B CONVERTIBLE PREFERRED STOCK OF

JANOVER INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Janover, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, does hereby submit the following:

WHEREAS, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.00001 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors of the Corporation (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series; and

WHEREAS it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences, and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (the “Certificate of Designation”) establish and fix and herein state and express the designation, rights, preferences, powers, restrictions, and limitations of such series of Preferred Stock as follows:

1.          Designation. There shall be a series of Preferred Stock that shall be designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”) and the number of Shares constituting such series shall be One Thousand (1,000). The rights, preferences, powers, restrictions, and limitations of the Series B Preferred Stock shall be as set forth herein.

2.          Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“Board” has the meaning set forth in the Recitals.

“Certificate of Designation” has the meaning set forth in the Recitals.

“Certificate of Incorporation” has the meaning set forth in the Recitals.

“Change of Control” means (a) any sale, lease, or transfer or series of sales, leases, or transfers of all or substantially all of the assets of the Corporation; (b) any sale, transfer, or issuance (or series of sales, transfers, or issuances) of capital stock by the Corporation or the holders of Common Stock (or other voting stock of the Corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such sale, transfer, or issuance to designate or elect a majority of the board of directors (or its equivalent) of the Corporation; or (c) any merger, consolidation, recapitalization, or reorganization of the Corporation with or into another Person (whether or not the Corporation is the surviving corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such merger, consolidation, recapitalization, or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

“Common Stock” means the common stock, par value $0.00001 per share, of the Corporation.

“Corporation” has the meaning set forth in the Preamble.

“Conversion Price” means 50% of the Qualified Public Offering Price, Qualified Financing Offering Price or Qualified Disposition Price.

“Conversion Shares” means the shares of Common Stock or other capital stock of the Corporation then issuable upon conversion of the Series B Preferred Stock in accordance with the terms of Section 3.

“Dividend Payment Date” has the meaning set forth in Section 4.1.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Junior Securities” means, collectively, the Common Stock, Series A Preferred Stock and any other class of securities that is specifically designated as junior to the Series B Preferred Stock.

“Liquidation” has the meaning set forth in Section 5.1(a).

“Liquidation Value” means, with respect to any Share on any given date, $1,000 (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series B Preferred Stock).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

“Preferred Stock” has the meaning set forth in the Recitals.

“Qualified Disposition” is defined as any sale, transfer, or conveyance to another Person or entity of all or substantially all of the property and assets of the Corporation for cash.

“Qualified Disposition Price” means the purchase price in connection with a Qualified Disposition.

“Qualified Financing” means an equity financing with gross proceeds greater than $3,000,000.

“Qualified Financing Offering Price” means the offering price per share of Common Stock in a Qualified Financing.

“Qualified Public Offering” means the sale, in a firm commitment underwritten public offering of securities of the Corporation pursuant to an effective registration statement under the Securities Act, following which the Common Stock of the Corporation shall be listed on any national securities exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended.

“Qualified Public Offering Price” means the offering price per share of Common Stock in a Qualified Public Offering.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Series B Preferred Stock” has the meaning set forth in Section 1.

“Share” means a share of Series B Preferred Stock.

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“Stated Value” is $1,000 per Share.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Supermajority Interest” has the meaning set forth in Section 6.3.

“Triggering Event” means a Qualified Public Offering, Qualified Financing or a Qualified Disposition.

3.          Conversion.

3.1           Automatic Conversion. Subject to the provisions of this Section 3, in connection with, and on the closing of a Triggering Event, all of the outstanding Shares of Series B Preferred Stock held by stockholders shall automatically convert along with the aggregate accrued or accumulated and unpaid dividends thereon into an aggregate number of shares of Common Stock as is determined by dividing the Stated Value per Share along with the aggregate accrued or accumulated and unpaid dividends on the outstanding shares of Series B Preferred Stock by the Conversion Price. For purposes of clarity, if the Qualified Public Offering Price is $4.00 per share of Common Stock, the Conversion Price would be $2.00 per Share and the holder of the Series B Preferred Stock would receive five hundred (500) shares of Common Stock for each Share held. If a closing of a Qualified Public Offering occurs, such automatic conversion of all of the outstanding Shares of Series B Preferred Stock shall be deemed to have been converted into shares of Common Stock as of such closing. Fractional shares resulting from this Section 3 shall be rounded up to the nearest whole number or be payable in cash or scrip, at the discretion of the Board.

3.2           Procedures for Conversion; Effect of Conversion.

(a)          As of the closing of the Triggering Event, all outstanding Shares of Series B Preferred Stock shall be converted into the number of shares of Common Stock calculated pursuant to Section 3.1 without any further action by the relevant holder of such Shares or the Corporation. As promptly as practicable following such Triggering Event (but in any event within five (5) days thereafter), the Corporation shall send each holder of Shares of Series B Preferred Stock written notice of such event. Upon receipt of such notice, each holder shall surrender to the Corporation the certificate or certificates representing the Shares being converted, duly assigned, or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen, or missing, accompanied by an affidavit of loss executed by the holder. Upon the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within ten (10) days thereafter) deliver to the relevant holder a certificate in such holder’s name (or the name of such holder’s designee as stated in the written election) for the number of shares of Common Stock (including any fractional share) to which such holder shall be entitled upon conversion of the applicable Shares. All shares of Common Stock issued hereunder by the Corporation shall be duly and validly issued, fully paid, and nonassessable, free and clear of all Encumbrances with respect to the issuance thereof.

(b)          Effect of Conversion. All Shares of Series B Preferred Stock converted as provided in this Section 3.2 shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such Shares shall immediately cease and terminate as of such time, other than the right of the holder to receive shares of Common Stock in exchange therefor.

3.3          Reservation of Stock. The Corporation shall at all times when any Shares of Series B Preferred Stock is outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series B Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series B Preferred Stock pursuant to this Section 3. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the Shares of Series B Preferred Stock.

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3.4           No Charge or Payment. The issuance of certificates for shares of Common Stock upon conversion of Shares of Series B Preferred Stock pursuant to the terms herein shall be made without payment of additional consideration by, or other charge, cost, or tax to, the holder in respect thereof.

3.5           Adjustment to Conversion Price and Number of Conversion Shares. In order to prevent dilution of the conversion rights granted under this Section 3, the Conversion Price and the number of Conversion Shares issuable on conversion of the Shares of Series B Preferred Stock shall be subject to adjustment from time to time as provided in this Section 3.5.

(a)          Adjustment to Conversion Price and Conversion Shares upon Dividend, Subdivision, or Combination of Common Stock. If the Corporation shall, at any time or from time to time after the Date of Issuance, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Corporation payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to any such dividend, distribution, or subdivision shall be proportionately reduced and the number of Conversion Shares issuable upon conversion of the Series B Preferred Stock shall be proportionately increased. If the Corporation at any time combines (by combination, reverse stock split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Conversion Shares issuable upon conversion of the Series B Preferred Stock shall be proportionately decreased. Any adjustment under this Section 3.5(a) shall become effective at the close of business on the date the dividend, subdivision, or combination becomes effective.

(b)          Adjustment to Conversion Price and Conversion Shares upon Reorganization, Reclassification, Consolidation, or Merger. In the event of any (i) capital reorganization of the Corporation, (ii) reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Corporation with or into another Person, (iv) sale of all or substantially all of the Corporation’s assets to another Person for non-cash consideration or (v) other similar transaction, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Common Stock, each Share of Series B Preferred Stock shall, immediately after such reorganization, reclassification, consolidation, merger, sale, or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Conversion Shares then convertible for such Share, be exercisable for the kind and number of shares of stock or other securities or assets of the Corporation or of the successor Person resulting from such transaction to which such Share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale, or similar transaction if the Share had been converted in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale, or similar transaction and acquired the applicable number of Conversion Shares then issuable hereunder as a result of such conversion (without taking into account any limitations or restrictions on the convertibility of such Share, if any); and, in such case, appropriate adjustment shall be made with respect to such holder’s rights under this Certificate of Designation to insure that the provisions of this Section 3 hereof shall thereafter be applicable, as nearly as possible, to the Series B Preferred Stock in relation to any shares of stock, securities, or assets thereafter acquirable upon conversion of Series B Preferred Stock (including, in the case of any consolidation, merger, sale, or similar transaction in which the successor or purchasing Person is other than the Corporation, an immediate adjustment in the Conversion Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale, or similar transaction, and a corresponding immediate adjustment to the number of Conversion Shares acquirable upon conversion of the Series B Preferred Stock without regard to any limitations or restrictions on conversion, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger, sale, or similar transaction). The provisions of this Section 3.5(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or similar transactions. The Corporation shall not effect any such reorganization, reclassification, consolidation, merger, sale, or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, merger, sale, or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Certificate of Designation, the obligation to deliver to the holders of Series B Preferred Stock such shares of stock, securities, or assets which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon conversion of the Series B Preferred Stock.

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4.          Dividends.

4.1           Accrual and Payment of Dividends. In the event the Qualified Public Offering is not consummated by September 30, 2023, dividends on such Share shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, at the rate of 8% per annum on the sum of the Liquidation Value. For purposes of clarity, the Company will be required to pay $20,000 per quarter with the first payment due December 31, 2023 followed by payments due the last day of March, June, September, and December of each calendar year (each such date, a “Dividend Payment Date”). All accrued and accumulated dividends on the Shares shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities, other than to (a) declare or pay any dividend or distribution payable on the Common Stock in shares of Common Stock or (b) repurchase Common Stock held by employees or consultants of the Corporation upon the termination of their employment or services pursuant to agreements providing for such repurchase.

5.          Liquidation.

5.1           Liquidation.

(a)          Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”), the holders of Shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder, plus all unpaid accrued and accumulated dividends on all such Shares (whether or not declared).

(b)          Liquidation Procedures. In furtherance of the foregoing, the Corporation shall take such actions as are necessary to give effect to the provisions of Section 5.1(a), including, without limitation, in the case of a Change of Control structured as a merger, consolidation, or similar reorganization, causing the definitive agreement relating to such transaction to provide for a rate at which the Shares of Series B Preferred Stock are converted into or exchanged for cash, new securities, or other property. The Corporation shall promptly provide to the holders of Shares of Series B Preferred Stock such information concerning the terms of such Change of Control, and the value of the assets of the Corporation as may reasonably be requested by the holders of Series B Preferred Stock.

5.2           Participation With Junior Securities on Liquidation. In addition to and after payment in full of all preferential amounts required to be paid to the holders of Series B Preferred Stock upon a Liquidation under this Section 5, the holders of Shares of Series B Preferred Stock then outstanding shall be entitled to participate with the holders of shares of Junior Securities then outstanding, pro rata as a single class based on the number of outstanding shares of Junior Securities on an as-converted basis held by each holder as of immediately prior to the Liquidation, in the distribution of all the remaining assets and funds of the Corporation available for distribution to its stockholders.

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5.3           Insufficient Assets. If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of Series B Preferred Stock the full preferential amount to which they are entitled under Section 5.1(a), (i) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series B Preferred Stock in the aggregate upon such Liquidation if all amounts payable on or with respect to such Shares were paid in full, and (ii) the Corporation shall not make or agree to make any payments to the holders of Junior Securities.

5.4           Notice.

(a)          Notice Requirement. In the event of any Liquidation, the Corporation shall, within ten (10) days of the date the Board approves such action, or no later than twenty (20) days of any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each holder of Shares of Series B Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the holders of Shares upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of Shares of such material change.

6.          Voting. The Series B Preferred Stock shall not be entitled to any votes with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law or by the provisions of Section 6.1 below.

6.1           Other Special Voting Rights. Without the prior written consent of holders of not less than two-thirds of the then total outstanding Shares of Series B Preferred Stock (a “Supermajority Interest”), voting separately as a single class with one vote per Share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such holders, and any other applicable stockholder approval requirements required by law, the Corporation shall not take any of the actions or transactions described in this Section 6.1 (any such action or transaction without such prior written consent being null and void ab initio and of no force or effect) as follows:

(a)          amend, alter, modify, or repeal this Certificate of Designation;

(b)          use, or permit the use of, the proceeds from the sale of the Series B Preferred Stock other than for general working capital purposes;

(c)          enter into, or become subject to, any agreement or instrument or other obligation which by its terms restricts the Corporation’s ability to perform its obligations under this Certificate of Designation or Securities Purchase Agreement in connection with the Series B Preferred Stock, including the ability of the Corporation to pay dividends or make any redemption or other liquidation payment required hereunder;

(d)          directly or indirectly create, issue, incur, assume, become liable in respect of or suffer to exist any indebtedness, in excess of $200,000 or that is outside the ordinary course of Company’s business; provided, however, that the foregoing shall not apply to (i) the existence of any indebtedness related to the Company's outstanding SAFEs, which the Company believes to be equity instruments but may be accounted for as debt instruments, (ii) any accounts payable or accrued expenses arising in the ordinary course of the Company's business, including, without limitation, attorneys' fees and other professional fees, or (iii) any other indebtedness for which the Company obtains the prior written consent of the required parties, which consent shall not be unreasonably withheld, and;

(e)          agree or commit to do any of the foregoing.

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7.          Reissuance of Series B Preferred Stock. Any Shares of Series B Preferred Stock converted or otherwise acquired by the Corporation shall be canceled and retired as authorized and issued shares of capital stock of the Corporation and no such Shares shall thereafter be reissued, sold, or transferred.

8.          Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder’s address at it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 8).

9.          Amendment and Waiver. No provision of this Certificate of Designation may be amended, modified, or waived except by an instrument in writing executed by the Corporation and a Supermajority Interest and any such written amendment, modification, or waiver will be binding upon the Corporation and each holder of Series B Preferred Stock; provided, that no such action shall change or waive (a) the definition of Liquidation Value, (b) the rate at which or the manner in which dividends on the Series B Preferred Stock accrue or accumulate or the times at which such dividends become payable pursuant to Section 4, or (c) this Section 9, without the prior written consent of each holder of outstanding Shares of Series B Preferred Stock; provided, further, that no amendment, modification, or waiver of the terms or relative priorities of the Series B Preferred Stock may be accomplished by the merger, consolidation, or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders in accordance with this Section 9.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation of Janover, Inc. as of the 13th day of April 2023.

JANOVER INC.

By:	/s/ Blake Janover
Name:	Blake Janover
Title:	Chief Executive Officer

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